Exhibit 4

                          CNA FINANCIAL CORPORATION

                      CERTIFICATE OF DESIGNATION RELATING
              TO THE SERIES I CONVERTIBLE PARTICIPATING PREFERRED
                         STOCK WITH NO PAR VALUE OF
                         CNA FINANCIAL CORPORATION
                           ---------------------

                      Pursuant to Section 151 of the
               General Corporation Law of the State of Delaware
                           ---------------------

  CNA Financial Corporation, a Delaware corporation (the "Corporation"), hereby certifies that pursuant to the authority contained in Article FOURTH of the Corporation's Certificate of Incorporation, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware (the "DGCL"), the following resolution was duly adopted by the Board of Directors of the Corporation, creating a series of its Preferred Stock designated as Series I Perpetual Convertible Preferred Stock:

  RESOLVED, that there is hereby created and the Corporation be, and it hereby is, authorized to issue 32,327.015 shares of a series of its Preferred Stock designated Series I Convertible Participating Preferred Stock (the "Series I Preferred") to have the powers, preferences and rights and the qualifications, limitations or restrictions thereof hereinafter set forth in this resolution:

  1.  Preference. The preferences of each share of Series I Preferred with
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respect to distributions of the Corporation's assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation shall be
(i) equal to the preferences of every other share of Series I Preferred from time to time outstanding in every respect, (ii) equal to the preferences of all Parity Stock, (iii) senior to the preferences of the Corporation's common stock and any series of preferred stock expressly made junior to the Series I Preferred to the extent so provided and (iv) junior to the preferences of any Senior Stock.

  2.  Voting Rights. Except as specifically required by law, the Holders of
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Series I Preferred, by virtue of their ownership thereof, shall have no voting rights.

  3.  Liquidation Rights.
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      (A)  Liquidation Amount. If the Corporation shall be voluntarily or
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involuntarily liquidated, dissolved or wound up, at any time when any Series I
Preferred shall be outstanding, each then outstanding share of Series I preferred shall entitle the Holder thereof to a preference against the Property of the Corporation available for distribution to the Holders of the Corporation's Stock equal to $.01 per share (the "Liquidation Preference Amount").

      (B)  Proportionate Distribution. If, upon any liquidation, dissolution
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or winding-up of the Corporation, the assets of the Corporation, or the proceeds thereof available


for distribution to the Holders of shares of Series I Preferred shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to Paragraph (A) of this Section 3, no such distribution shall be made on account of any shares of Parity Stock unless proportionate distributive amounts shall be paid on account of the shares of Series I Preferred, ratably, in proportion to the full distributable amount for which holders of all such shares of Parity Stock and Series I Preferred are respectively entitled upon such liquidation, dissolution or winding-up.

      (C)  Order of Distributions. The Liquidation Preference Amount shall be
           ----------------------
paid or set apart for payment in full after the payment or setting apart for payment of any amount for, or the distribution of any Property of the Corporation to, the holders of any Senior Stock but before the payment or setting apart for payment of any amount for, or the distribution of any Property of the Corporation to, the holders of any Common Stock or any series of preferred stock, whether now or hereafter authorized, which ranks junior to the Series I Preferred upon such liquidation, dissolution or winding-up.

      (D) Right to Participate. After payment or setting apart for payment in
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full of the Liquidation Preference Amount as provided in this Section 3, all remaining Property of the Corporation shall be paid or distributed to the holders of shares of capital stock of the Corporation in accordance with the respective terms and conditions applicable thereto; provided that the Holders
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of Series I Preferred shall share ratably in any amounts available for payment or distribution, and required to be paid or distributed, to holders of Common Stock (including fractional shares) as though each share of Series I Preferred held by each such Holder had been converted into Common Stock immediately prior to the record date for such payment or distribution at the Conversion Rate (as defined below) then in effect, whether or not the conditions to conversion set forth in Section 6(a) hereof shall been satisfied.

  4.  Dividends. When, as and if any dividend or distribution (including by
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means of a reclassification of the outstanding shares of Common Stock) is declared upon the Common Stock, whether payable in cash or Property of the Corporation (other than in shares of Common Stock), the Holder of each share of Series I Preferred shall be entitled to receive, out of funds or Property of the Corporation, as the case may be, legally available for that purpose, an amount of cash or Property of the Corporation equal to the amount of such cash or Property of the Corporation payable or distributable with respect to the number of shares of Common Stock (including fractional shares) that the Holder of such share of Series I Preferred would have owned had such share of Series I Preferred been converted into Common Stock immediately prior to the record date for such dividend or distribution at the Conversion Rate (as defined below) then in effect, whether or not the conditions to conversion set forth in Section 6(a) hereof shall been satisfied. No dividend or distribution shall be paid or declared on any share of Common Stock, unless a dividend or distribution, as the case may be, payable in the same consideration and manner, is simultaneously paid or declared, as the case may be, on each share of Series I Preferred in an amount determined as set forth above nor shall any dividend or distribution be paid or declared on any share of Series I Preferred unless a dividend or distribution, as the case may be, payable in the same consideration and manner, is simultaneously paid or declared, as the case may be, on each share of Common Stock, in each case without preference or priority of any kind.

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  5.  Redemption. The Series I Preferred may not be redeemed.
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  6.  Conversion.
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      (A)  Conversion and Effect. Each outstanding share of Series I Preferred
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shall be automatically converted (the "Conversion"), without any further act of the Corporation or any stockholder, into 1,000 (as the same may be adjusted pursuant to the provisions of Paragraph (E) of this Section 6, the "Conversion Rate") duly authorized, validly issued, fully paid and nonassessable shares of Common Stock upon the earlier of (i) the close of business on the date on which stockholder approval of the issuance of such Common Stock is obtained as required by Section 312.03(c) of the New York Stock Exchange (the "NYSE") Listed Company Manual (or, if applicable, at the close of business on the date that is 20 calendar days after the date on which an information statement is first sent or given to stockholders pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, in connection with such issuance) or (ii) the close of business on the date on which an exemption from the stockholder approval requirement of Section 312.03(c) of the NYSE Listed Company Manual is granted to the Corporation by the NYSE (the earlier of the dates specified in clauses (i) and (ii) is referred to herein as the "Conversion Date"). Effective immediately upon the occurrence of the Conversion, with respect to any Holder of Series I Preferred, (i) certificates theretofore evidencing shares of Series I Preferred owned by such Holder shall be deemed to evidence that number of shares of Common Stock issuable upon the Conversion of such shares of Series I Preferred and (ii) such Holder shall be deemed to have become the holder of such shares of Common Stock and from and after such time shall have no rights as a Holder of Series I Preferred.

      (B)  Procedures. Promptly after the Conversion Date, the Corporation
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shall give notice (the "Conversion Notice") to all Holders of the shares of
Series I Preferred (i) stating that all of the issued and outstanding shares of Series I Preferred have been converted, at the Conversion Rate, into duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, and (ii) instructing such Holders as to the procedures to be followed to effect the exchange of certificates formerly evidencing shares of Series I Preferred for certificates evidencing shares of Common Stock. Promptly after receipt from a Holder of Series I Preferred of any certificate evidencing shares of Series I Preferred, which certificate shall have been delivered in the manner set forth in the Conversion Notice, the Corporation shall issue and deliver to such Holder a certificate or certificates evidencing the number of shares of Common Stock to which such Holder is entitled.

      (C)  No Fractional Shares. No fractional shares of Common Stock shall be
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issued upon conversion, but, instead of any fraction of a share which would otherwise be issuable, the Corporation shall pay a cash adjustment in respect of such fraction in an amount equal to the last reported sales price on the NYSE of a share of Common Stock on the day of conversion.

      (D)  Reservation of Common Stock. The Corporation shall at all times
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reserve and keep available out of its authorized and unissued Common Stock or treasury shares, solely for issuance upon the Conversion as herein provided, free from any preemptive rights, such number of shares of Common Stock as shall be issuable upon the Conversion.

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      (E)  Antidilution Adjustments.
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           (1)  In the event that the Corporation shall, at any time or from time to time while the shares of Series I Preferred are outstanding, (i) declare a dividend or distribution on the Common Stock in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock into a greater number of shares or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, in each case, whether by reclassification of shares, recapitalization of the Corporation (including a recapitalization effected by a merger or consolidation) or otherwise, the Conversion Rate in effect shall be proportionately adjusted so that the Holder of any share of Series I Preferred converted after the earlier of the record date and the effective date of any of such events shall be entitled to receive, upon the Conversion, the number of shares of Common Stock that such Holder would have been entitled to receive had such Series I Preferred been converted immediately prior to such record date or effective date.

           (2) In case of any consolidation or merger of the Corporation with another Person in which the Corporation is not the surviving or resulting Person, each share of Series I Preferred shall thereafter be convertible only into the number of shares of stock or other securities or Property, including cash, to which a Holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such share of the Series I Preferred would have been entitled upon such consolidation or merger had such share of Series I Preferred been converted immediately prior to the effective date of such event; and, in any such case, appropriate adjustments shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the Holders of the Series I Preferred to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Conversion Rate) shall thereafter be applicable, as nearly as may be reasonable, in relation to any shares of stock or other securities thereafter deliverable upon the conversion of the shares of Series I Preferred.

           (3) Notwithstanding any other provisions of this Paragraph (E), until the Conversion Date, the Corporation shall not be required to make any adjustment to the Conversion Rate unless such adjustment (plus any adjustments not previously made by reason of this Paragraph 3(E)) would require an increase or decrease of at least one percent (1%) in the number of shares of Common Stock into which each share of Series I Preferred is then convertible. Any lesser adjustment shall be carried forward and shall be made (i) no later than the time of, and together with, the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent (1%) or (ii) at the Conversion Date, whichever is earlier. All adjustments shall be carried out to five decimal places.

           (4)  The Conversion Rate shall, subject to Paragraph (E)(3) of this
Section 6, be adjusted, cumulatively, for each and every event set forth in Paragraph (E)(1) or (E)(2) occurring prior to the Conversion Date.

           (5) Whenever one or more adjustments to the Conversion Rate are required by the provisions of this Paragraph (E), the Corporation shall forthwith place on file with the transfer agent, if any, for the Common Stock and the Series I Preferred, and with the Secretary of the Corporation, a statement signed by two officers of the Corporation stating the

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adjusted Conversion Rate. Such statement shall set forth in reasonable detail such facts as shall be necessary to show the reason and the manner of computing each such adjustment. Promptly after each adjustment to the Conversion Rate, the Corporation shall mail a notice thereof to each Holder of shares of Series I Preferred containing a brief description of the transaction causing such adjustment and the resulting Conversion Rate.

  7.  Notices. All notices provided for hereunder shall be in writing and
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delivered by hand or by first-class or certified mail, postage prepaid and, if to a Holder of Series I Preferred, to such Holder at the address as shown on the books of the Corporation or its transfer agent, if any, and if to the Corporation to its offices at CNA Plaza, Chicago, Illinois 60685; Attention:
Treasurer, or such other place as shall be designated by the Corporation in a notice delivered to the Holders of Series I Preferred.

  8.  Definitions. As used in this Certificate of Designation, the following
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terms have the following meanings:

  "Board" shall mean the Board of Directors of the Corporation.

  "Common Stock" shall mean the common stock, $2.50 par value per share, of the Corporation.

  "Holders" shall mean the Persons who shall, from time to time, own of record or beneficially any shares of Series I Preferred. The term "Holder" shall mean one of the Holders.

  "Parity Stock" shall mean any shares of any class or series of Stock of the Corporation having any preference or priority as to dividends or liquidation, dissolution or winding up equal to or pari passu with any such preference or priority of the Series I Preferred and any instrument or security convertible into or exchangeable for Parity Stock.

  "Person" shall mean an individual, a corporation, a partnership, a limited liability company, a trust, an unincorporated organization or a government organization or an agency or political subdivision thereof.

  "Property" shall mean an interest in any kind of property or assets, whether real, personal or mixed, or tangible or intangible.

  "Senior Stock" shall mean any shares of any class or series of Stock of the Corporation having any preference or priority as to dividends or liquidation superior to any such preference or priority of the Series I Preferred, including the Series H Cumulative Preferred Stock, no par value, of the Corporation, and any instrument or security convertible into or exchangeable for Senior Stock.

  "Stock" shall include any and all shares, interests or other equivalents (however designated) of, or participations in, corporate stock, including without limitation any Stock redeemed as provided for herein which shall have the status of authorized but unissued shares.

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  IN WITNESS WHEREOF, CNA Financial Corporation has caused this Certificate to be duly executed this 24th day of November, 2003.


                                         CNA FINANCIAL CORPORATION



                                         By: /s/ Stephen W. Lilienthal
                                             ---------------------------------
                                             Its: Chief Executive Officer

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8950710.2 112602 1502C  00699729